SPIEKER PROPERTIES, L.P.

CONSENT FORM

      The undersigned holder of units of limited partnership interests (“Units”) in Spieker Properties, L.P. (the “Partnership”) hereby votes in the following manner with respect to the matter set forth below:

To approve the principal terms of the Partnership Merger, as described in the Agreement and Plan of Merger, as amended, dated as of February 22, 2001, by and among Equity Office Properties Trust, EOP Operating Limited Partnership, Spieker Properties, Inc. and Spieker Properties, L.P.

[ ] Consents	[ ] Does not consent	[ ] Abstains

      The above proposal is described more fully in the accompanying Consent Solicitation/Information Statement/Prospectus. The Units represented by this Consent Form will be deemed to have been voted in accordance with the election specified by the holder named below. If no election is specified, any otherwise properly completed and signed Consent Form will be deemed to be a consent to the principal terms of the Partnership Merger. By execution hereof, the undersigned acknowledges receipt of the Consent Solicitation/Information Statement/Prospectus.

      This consent is solicited by Spieker Properties, Inc., as the general partner of the Partnership, on behalf of the Partnership.

      The Partnership reserves the right to waive any conditions to, or modify the terms of, the solicitation (as defined in the Consent Solicitation/Information Statement/Prospectus).

      This Consent Form given, if effective, will be binding upon the undersigned holder of Units and upon any subsequent transferee(s) of the Units to which this Consent Form corresponds, subject only to revocation by the delivery of a written notice of revocation by the undersigned holder, executed and filed in the manner and within the time period described in the Consent Solicitation/Information Statement/Prospectus.

      In order to be counted, this Consent Form must be received by the Partnership prior to 8:00 a.m., Pacific Daylight time, on July 9, 2001.

      This fully completed and executed Consent Form should be sent by mail in the self-addressed, postage-paid envelope enclosed for that purpose, or by overnight courier, or by facsimile, to the Partnership, as follows:

If delivered by mail or by courier, to:	If delivered by facsimile, to:

Spieker Properties, L.P.	Spieker Properties, L.P.

Attn: Karen Morris	Attn: Karen Morris

2180 Sand Hill Road, Suite 200	Facsimile Number: (650) 233-3838

Menlo Park, CA 94025	Telephone Number: (650) 234-1392

      Please sign your name below exactly in the same manner as the name(s) in which ownership of the Units is registered. When Units are held by two or more joint holders, all such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature:	Signature if held jointly:

__________________________________	_________________________________

Name:	Name:

_____________________________________	_____________________________________

(Please Print)	(Please Print)

Date:

_______________________________, 2001

Note: The applicable attached Certificate of Non-Foreign Status must be completed and returned in order to avoid U.S. federal witholding tax with respect to the EOP Partnership Units that will be issued to you in hte Partnership Merger.

EOP OPERATING LIMITED PARTNERSHIP
SPIEKER PROPERTIES, L.P.

CERTIFICATE OF NON-FOREIGN STATUS
FOR INDIVIDUALS

      To inform EOP Operating Limited Partnership and Spieker Properties, L.P. that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by me in connection with the merger of Spieker Properties, L.P. with and into EOP Operating Limited Partnership (the “Partnership Merger”) and the exchange of my units of limited partnership interest in Spieker Properties, L.P. (“Spieker Partnership Units”) for units of limited partnership interest in EOP Operating Limited Partnership (“EOP Partnership Units”), I, the undersigned, hereby certify the following:

1.	I am not a nonresident alien for purposes of U.S. income taxation;

2.	My U.S. taxpayer identification number (Social Security Number) is ________________; and

3.	My current home address is as follows:

      I hereby agree that if I become a nonresident alien prior to the date of any issuance to me of EOP Partnership Units pursuant to the Partnership Merger, (i) I will notify EOP Operating Limited Partnership c/o Equity Office Properties Trust at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606 (Attention: Diane Morefield) and Spieker Properties, L.P c/o Spieker Properties, Inc. at 2180 Sand Hill Road, Menlo Park, California 94025 (Attention: Karen Morris), and (ii) I hereby authorize EOP Operating Limited Partnership to withhold ten percent (10%) of the “amount realized” (as such term is defined in Section 1001 of the Internal Revenue Code) by me in connection with the Partnership Merger. I understand that this certification may be disclosed to the Internal Revenue Service and that any false statement I have made herein could be punishable by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete.

Signature _______________________________	Date

Print name ______________________________

NOTE: To comply with the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), we may be required to withhold ten percent (10%) of the amount realized by you with respect to the Partnership Merger, unless you complete, execute, and return this Certificate of Non-Foreign Status. You may submit this Certificate of Non-Foreign Status by either (1) delivering it directly to EOP Operating Limited Partnership c/o Equity Office Properties Trust at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606 (Attention: Diane Morefield) and Spieker Properties, L.P c/o Spieker Properties, Inc. at 2180 Sand Hill Road, Menlo Park, California 94025 (Attention: Karen Morris) or (2) by submitting it together with your Consent Form to Spieker Properties, L.P., which will forward this Certificate to EOP Operating Limited Partnership.

EOP OPERATING LIMITED PARTNERSHIP
SPIEKER PROPERTIES, L.P.

CERTIFICATE OF NON-FOREIGN STATUS FOR ENTITIES

      To inform EOP Operating Limited Partnership and Spieker Properties, L.P. that withholding of tax is not required under Section 1445 of the Internal Revenue Code upon amounts received by _____________________________ in connection with the merger of Spieker Properties, L.P. with and into EOP Operating Limited Partnership (the “Partnership Merger”) and the exchange of units of limited partnership interest in Spieker Properties, L.P. (“Spieker Partnership Units”) for units of limited partnership interest in EOP Operating Limited Partnership (“EOP Partnership Units”), I the undersigned, hereby certify the following on behalf of ________________________:

1.	_________________________ is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2.	____________________’s U.S. employer identification number is ____________________; and

3.	____________________’s office address is: _______________________________________

      ______________________________ hereby agrees that if _________________________ becomes a foreign person prior to the date of any issuance of EOP Partnership Units pursuant to the Partnership Merger to ___________________________________, (i) _____________________ will notify EOP Operating Limited Partnership c/o Equity Office Properties Trust at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606 (Attention: Diane Morefield) and Spieker Properties, L.P c/o Spieker Properties, Inc. at 2180 Sand Hill Road, Menlo Park, California 94025 (Attention: Karen Morris), and (ii) ______________________ hereby authorizes EOP Operating Limited Partnership to withhold ten percent (10%) of the “amount realized” (as such term is defined in Section 1001 of the Internal Revenue Code) by ______________________ in connection with the Partnership Merger. _____________________________________ understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made herein could be punishable by fine, imprisonment, or both.

      Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of _________________________________.

Signature _______________________________	Date

Print name ______________________________

Title _____________________________________

NOTE: To comply with the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), we may be required to withhold ten percent (10%) of the amount realized by you with respect to the Partnership Merger, unless you complete, execute, and return to EOP Operating Limited Partnership this Certificate of Non-Foreign Status. You may submit this Certificate of Non-Foreign Status by either (1) delivering it directly to EOP Operating Limited Partnership c/o Equity Office Properties Trust at Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606 (Attention: Diane Morefield) and to Spieker Properties, L.P c/o Spieker Properties, Inc. at 2180 Sand Hill Road, Menlo Park, California 94025 (Attention: Karen Morris) or (2) by submitting it together with your Consent Form to Spieker Properties, L.P., which will forward this Certificate to EOP Operating Limited Partnership.